SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35664 (Commission File Number)	35-2382255 (IRS Employer Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 13, 2015, the Company announced that Jennifer Storms has been elected to the Board of Directors of the Company.

Jennifer Storms, 44, has served as Chief Marketing Officer for NBC Sports Group, a division of NBCUniversal, one of the world’s leading media and entertainment companies in the development, production, and marketing of entertainment, news and information, since October 2015. Ms. Storms served in various capacities, most recently as Senior Vice President, Global Sports Marketing, of PepsiCo, Inc. from 2011 to 2015. Prior to that, Ms. Storms served as Senior Vice President, Sports Marketing of PepsiCo-owned Gatorade from 2009 to 2011 and served in various marketing and programming leadership positions at Turner Broadcasting System/Turner Sports, most recently as Senior Vice President, Sports Programming and Marketing, from 1995 to 2009. Ms. Storms has served on our Board of Directors since April 2016 and brings substantial marketing, advertising, and strategic experience to our Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99	Press release dated April 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: April 14, 2016	By:	/s/ Jay L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel
and Secretary